                               SUPPLY AGREEMENT
                               ----------------

THIS AGREEMENT is made the 17th day of August, 1994, between Deerfield Urethane, Inc. whose registered office is situate at Routes 5 & 10, South Deerfield, Massachusetts 01373, USA (hereinafter called "Deerfield"), and Chartex International plc, whose registered office is situate at 1 Sovereign Park, Coronation Road, London NW10 7QP, UK (hereinafter called "Chartex").

WHEREAS

1. Deerfield is the manufacturer of a polyurethane film (hereinafter called "Product(s)" and further described in Appendix 1 hereto) for sale, among others, to Chartex, and

2. Chartex wishes Deerfield to sell Product(s) to Chartex in agreed quantities and at agreed prices for the term of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.   Sale
     ----

     Deerfield shall:

     (i) supply the Product(s) to Chartex at the prices and terms as set forth in Appendix 2;

     (ii) supply Chartex's requirements for the Product(s) up to a maximum supply obligation of 20 metric tons per calendar month;

     (iii) supply the Product(s) to Chartex at the agreed time of delivery. If Deerfield cannot make a particular delivery at the agreed time, Deerfield shall arrange to send Product(s) by air freight, at Deerfield's expense, within ten (10) days from the agreed time of delivery. Deerfield shall have no obligation to tender delivery of Product(s) for which Chartex has not timely provided explicit shipping instructions;

     (iv) supply Product(s) to Chartex that conforms to the specifications set forth in Appendix 3, and send, by air freight at Chartex's expense, a sample of each lot at least ten (10) days prior to actual shipment of that lot; and

     (v) purchase from Chartex uncontaminated waste trim from the Product(s) at the prices as set forth in Appendix 2; provided, however, that Deerfield shall have no obligation to purchase waste trim that does not meet the requirements set forth in Appendix 4, or which cannot at least be used as purge material. Prior to the beginning of each calendar quarter, the parties shall agree on the volume of waste trim that Deerfield shall purchase from Chartex during that upcoming quarter. The scheduling of shipments shall be in accordance with purchase orders issued by Deerfield. Deerfield's payment for said waste trim shall be due no later than sixty (60) days after the date of Chartex's invoice, which invoice date shall be the date of shipment. Waste trim purchased by Deerfield from Chartex hereunder shall be delivered to Deerfield F.O.B. South Deerfield, Massachusetts.

2.   Purchase.
     ---------

     Chartex shall:

     (i) purchase from Deerfield all (100%) of its requirements for Product(s); provided, however, that nothing herein shall prevent Chartex from acquiring, through purchase or otherwise, samples of polyurethane film materials from third parties, provided further, however, that such samples are used solely for the purpose of assessing the viability of using said materials in the manufacture of female condom sheaths and not for the actual commercial production of such devices;

     (ii) purchase the Product(s) from Deerfield at the prices set forth in Appendix 2;

     (iii) make payment to Deerfield for purchased Product(s) no later than sixty (60) days after the date of Deerfield's invoice, which invoice date shall be the date of shipment. If Chartex fails to make any such payment when due, Deerfield shall have the right, among any other remedies available to it, to decline any further deliveries of Product(s) until payment is made and take any action necessary in order to recover any outstanding amounts.

3.   Delivery and Shipping Terms.
     ----------------------------

     (i) Deerfield shall tender delivery of Product(s) to Chartex at Deerfield's production facility. Responsibility for freight charges shall pass to Chartex at that point.

     (ii) Deerfield shall retain title to and risk of loss of the Product(s) delivered hereunder until the Product(s) reach the port of importation. At that point, title and risk of loss shall pass to Chartex, and a sale of the Product(s) will have occurred.

4.   Adjustment of Price, Shipment and Payment Terms.
     ------------------------------------------------

     The price, shipment and payment terms set forth in this Agreement shall remain in effect until December 31, 1994. No later than sixty (60) days prior to the beginning of each calendar year thereafter, the parties shall agree on and set forth in writing the prices, shipment and payment terms that are to be in effect for the upcoming calendar year. In the event that the parties fail to reach agreement on these matters, either party may terminate this Agreement, effective at any specified time during the period January 1 through June 30 of the upcoming year, by giving to the other written notice to that effect no later than December 1 of the then current year. In the event that such termination notice is given, the price that will be in effect from January 1 of the upcoming year through the date of termination shall be equal to the then current price plus five percent (5%). All other terms shall remain in effect.

5.   Warranty.
     ---------

     (i) Chartex warrants and undertakes that it will obtain all governmental and local authority approvals and licenses necessary or required to permit the sale of its female contraceptive and prophylactic device incorporating the Product(s) before undertaking any sales in any country and shall keep Deerfield informed of any denials of approvals that relate to the efficacy or safety of said device.

     (ii) Deerfield warrants good and marketable title to the Product(s) covered by this Agreement and that said Product(s) shall meet the specifications set forth in Appendix 3. DEERFIELD MAKES NO WARRANTY THAT THE PRODUCT SOLD HEREUNDER IS MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE, NOR ARE THERE ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE.

6.   Disclaimer of Liability.
     ------------------------

     The only liability of Deerfield for Product(s) not conforming to its specifications, if any, shall be replacement thereof at no cost to Chartex. Notwithstanding anything herein to the contrary, under no circumstances whether arising or claimed in contract, tort (including negligence), equity or otherwise, shall Deerfield, its officers, employees or any agents be liable or responsible for special, indirect, incidental or consequential damages. By way of example of the foregoing exclusion of liability for special, indirect, incidental or consequential damages, but without limiting in any manner its scope or application, Deerfield shall not be liable for all or any part of the following no matter how claimed, computed or characterized: loss of profit or revenue, loss of return on investment, cost of capital, loss of operating time or production, or loss or reduction of use or value of any facilities.

7.   Secrecy.
     --------

     Deerfield undertakes for the duration of this Agreement and for three (3) years after the termination of this Agreement to exercise reasonable care in maintaining in secrecy and in refraining from divulging or communicating to any third party any confidential information relating to the subject matter of this Agreement (hereinafter called "Information") which it receives from Chartex in documentary form (Information disclosed in any other manner shall be identified as confidential at the time of disclosure, reduced to writing and delivered to Deerfield within thirty (30) days of disclosure) except in so far as:

     (i) the same is required to be disclosed for obtaining any regulatory body's approval relating to the device of Chartex;

     (ii) it is necessary to disclose information to employees of Deerfield having a need to know such Information. However, such employees shall be made aware of the obligation of secrecy;

     (iii) such Information is already known to Deerfield prior to the disclosure by Chartex or becomes known through lawful disclosure by an independent third party or becomes part of the public domain other than by breach of this Agreement;

     (iv) such Information is required to be disclosed to the extent required by any governmental agency lawfully requesting the same or to any court of competent jurisdiction acting pursuant to its powers;

     (v) such Information is disclosed by Chartex to a third party without a duty of confidentiality imposed thereon; or

    (vi) such Information is developed by Deerfield Independent of the disclosure thereunder.

    The Secrecy Agreement entered into between Chartex (signed 8/11/91) and Deerfield (signed 10/12/91) hereby is nullified and voided as of the effective date of this Agreement; provided, however, that any breaches of the prior Secrecy Agreement committed by Deerfield during the effective term of that Agreement shall survive and remain actionable by Chartex to the extent permitted by applicable law.

    All documents containing information shall remain the property of Chartex and shall be returned with all reproductions thereof upon Charter's request at any time, except that Deerfield is specifically authorized to make and retain one archival copy of each such document.

8.  Complete Agreement/Prevailing Agreement.
    ----------------------------------------

    This Agreement constitutes the entire agreement between the parties. This Agreement may be amended only by a written instrument, signed by both parties, which states that it is an amendment hereof. Any general conditions of sale or purchase of the parties hereby are superseded by the terms of this Agreement which shall govern sales of Product(s) hereunder.

9.  Indemnification.
    ----------------

    Chartex hereby agrees to and does release, indemnify and hold harmless Deerfield, its parent companies and their respective directors, officers, employees, agents and representatives, from and against any and all losses, demands, claims, expenses (including attorneys' fees), actions, judgments and/or costs ("liabilities") arising from or relating to claims made by any person or entity for any damage, whether arising in contract, breach of warranty, tort (including, but not limited to, strict liability, negligence or fraud) or any other cause of action, and whether such damage is direct, indirect, special, general, consequential or incidental, whether arising from personal injury (including death), loss of or damage to any property or any other type of injury or damage (including, but not limited to, loss of profits), which in any way relate to or arise out of Chartex's purchasing, handling or use of the Product(s) (including, but not limited to, Chartex's application of the Product(s) to produce female condoms or Chartex's sale of said female condoms). It is expressly understood and agreed that Chartex's obligation under this Indemnification provision includes, but is not limited to, Indemnification of Deerfield from and against liabilities allegedly arising from the negligence, strict liability or other fault of Deerfield or its parent companies, except to the extent that any such liabilities are caused by Deerfield's failure to supply Product(s) that meets the Product(s) specifications set forth in Appendix 3.

10.  Insurance.
     ----------

     Chartex shall at all times maintain product liability insurance for an amount not less than 4,500,000 pounds U.K. for any single claim, and Chartex shall, from time to time at the request of Deerfield, supply a copy of the policy in evidence of payment of the premium therefor.

     Deerfield shall at all times maintain product liability insurance (or self insure) for an amount not less than 4,500,000 pounds U.K. for any single claim, and Deerfield shall, from time to time at the request of Chartex, supply a copy of any policy in evidence of payment of the premium for such policy.

11.  Force Majeure.
     --------------

     Any delay in or failure of performance by Deerfield shall not constitute a default or give rise to any claim by Chartex to the extent such delay is attributable in whole or in part to any cause or causes beyond the reasonable control of Deerfield. Such causes shall specifically include, but not be limited to, any Act of God; war, riots; fire; explosion; flood; strike; lockout; injunction; inability to obtain fuel, power, raw materials, labor, containers, or transportation facilities; accident; breakage of machinery or apparatus; national defense requirement; or other causes beyond the reasonable control of Deerfield preventing the manufacture or shipment of the Product(s). At Deerfield's option, any shipment of the Product(s) delayed pursuant to this Article may be canceled by Deerfield without any liability whatsoever.

12.  Term.
     -----

     This Agreement shall come into force on the date hereof, as first written above, and shall, subject to the terms of this Agreement, continue to be in force for an initial term ending on December 31, 1995. Unless terminated by either party giving to the other at least twelve (12) months' notice in writing to expire at the end of the said initial term, this Agreement shall continue thereafter for further one (1) year periods until terminated by either party giving to the other at least twelve (12) months' notice in writing to expire on any December 31 thereafter.

13.  Termination.
     ------------

     Without prejudice to any other rights, either party has the right to terminate this Agreement forthwith:

     (i) if the other party shall commit a material breach of any provision of this Agreement and (if such breach is remediable) shall not remedy such breach within thirty (30) days after being given notice in writing to remedy such breach; or

     (ii) upon the other party becoming insolvent or going into liquidation or making any composition or arrangement with its creditors or suffering any distress or execution to be levied upon its assets or if a receiver is appointed of the other party or if it takes or suffers any comparable action in consequence of debt or insolvency; or

     (iii) if there occurs, subsequent to the date of this Agreement, any change in the control of the other party, which in the reasonable opinion of the terminating party would render cooperation pursuant to this Agreement detrimental to its interest. For the purposes of this Agreement, "control of the other party" means the power to control by means of the holding of shares or the possession of voting power or by virtue of any powers conferred by Articles of Association (or Incorporation) or otherwise the conduct of the affairs of the said party.

14.  Assignment.
     -----------

     This Agreement is personal to the parties and shall not be transferable or be assigned by either party, either in whole or in part, without the prior written consent of the other party.

15.  Law and Jurisdiction.
     ---------------------

     The construction, validity and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Any dispute will be litigated in the federal or state courts of Massachusetts, the exclusive jurisdiction of which the parties hereby submit.

16.  Notices.
     --------

     Any notice required or authorized to be given by either party to the other may be sent by registered post to the address of the other party, as stated in this Agreement or such other address as shall from time to time be notified in writing for that purpose, and marked, in the case of Chartex. "Attention: Managing Director" or, in the case of Deerfield, "Attention:
     President," and if so sent shall be deemed to have been served on the date of posting.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed in a manner legally binding upon them the day and year first above written.

Signed for and on behalf of            Signed for and on behalf of
DEERFIELD URETHANE, INC.               CHARTEX INTERNATIONAL PLC

By  /s/ Maurice H. Courtney, Jr.       By  /s/ Michelle Kope
    ------------------------------         ------------------------------

Title  President                       Title  General Manager
       ---------------------------            ---------------------------

                                   APPENDIX 1

                              PRODUCT DESCRIPTION
                              -------------------


For the purposes of this Agreement, "Product(s)" shall mean the following:

General Description - Polyurethane film produced by a blown extrusion process using "Estane 58630-021P" and supplied on rolls.

Chartex Item Code   - RM020X440 (Base or In-line slit roll) free width 440 mm, range 438-442 mm at start (outside) and 445 mm max at end
                      (core) of roll. Nominal length 2000 metres, supplied on 76 mm internal diameter heavy duty cores.

Waste Trim          - Polyurethane trim generated as part of manufacturing
                      process.

                                  APPENDIX 2

                              PRICES AND VOLUMES
                              ------------------


Products
- --------

The prices detailed herein are as per Paragraph 3 of this Agreement, inclusive of packaging.

1. Price for RM010X440 (440 mm width film) will be $0.24 ($US) per yard ($0.262 per metre).

2. If between the effective date of this contract and December 31, 1994, Chartex purchases in excess of 40 metric tons of Product, a rebate scheme will yield 2% of the total sales dollars during that period. Rebate will be payable by February 15, 1995.

3. If, in the alternative, purchased quantities for said period are in excess of 48 tons then the rebate will be 3% instead of 2%.


Waste Trim
- ----------

For waste trim that meets the specification declared in Appendix 4, Deerfield will pay Chartex $1.15 ($US) per pound, F.O.B. South Deerfield, Massachusetts. For waste trim that does not conform to this specification but is suitable for use as purge, Deerfield will pay Chartex $0.55 per pound. Material that neither conforms to the specification nor is suitable for use as purge (as determined by Deerfield in its sole discretion), shall, at Chartex's option, be returned to Chartex or disposed of by Deerfield, in either case at Chartex's full cost and expense.

                                                                     Page 1 of 4
                                  APPENDIX 3

                      PRODUCT AND PACKAGING SPECIFICATION
                      -----------------------------------

1.  Product(s) Specification

    Detailed Product(s) specification is included in Chartex Specification RMS001 issue number 3.


2.  Packaging Specification

    (i) Base Rolls - Supplied on four-way entry pallets. Maximum of ten (10) rolls per pallet. Rolls to be presented vertically with cardboard layer pads between each layer. Pallet contents to be totally enclosed to prevent contamination during transportation. Each pallet to be marked with roll numbers contained, Chartex order number and Deerfield batch number.

    (ii) Waste Trim - All waste trim will be compacted to minimize volumes. Each bundle will be wrapped to prevent ingress of dirt. Shipments will be containerized. Consolidation of waste trim with other materials will not be permitted.

                                                                      Appendix 3
                                    [LOGO]                           Page 2 of 4

                                    CHARTEX
                                ---------------

                         -----------------------------
                         SPECIFICATION - CONFIDENTIAL
                         -----------------------------

- --------------------------------------------------------------------------------
Type:  Raw Material                  No:  RMS 001                  ISSUE NO:  05
- --------------------------------------------------------------------------------
Item Code:  RM020 Series             Description: PUR Film
- --------------------------------------------------------------------------------
Drafted by:  JGC       Date:  26.05.93             Supersedes: 04 draft-18.01.93
- --------------------------------------------------------------------------------

Description:           Polyurethane film, supplied in rolls for the production
                       of female condom sheaths. The film is produced by a blown extrusion process using "Estane 58630-021P" ex. B.F.
                       Goodrich.

Approved Supplier:     DEERFIELD URETHANE INC
                       Routes 5 & 10 Box 186
                       South Deerfield
                       MA 01373
                       USA

Contacts:              Mr. Philip Rorabaugh
                       Mr. Jim Cadarette

Supplier Coding:       PT 9300 - Natural

General Requirements:  Medical components to be clean, dry, dust free without any form of contamination. SEE APPEARANCE - ITEM 1 - PAGE 2.

                       Film only to be supplied double wrapped and palletised.

                       MATERIAL SPECIFICATION IS NOT TO BE CHANGED WITHOUT FORMAL APPROVAL FROM CHARTEX.


- --------------------------------------------------------------------------------
Q.A. MANAGER:          MATERIALS MANAGER/                  TECHNICAL DIRECTOR:
                       MANUFACTURING MANAGER
Date: August 5, 1993
                       Date: June __, 1993                 Date: January 6, 1993
- --------------------------------------------------------------------------------
Supplier Approval:                           Date:               Page:
                   /s/ Phillip R. Rorabaugh         14-6-93              1 of 3
- --------------------------------------------------------------------------------

CHARTEX  INTERNATIONAL PLC . 1 Sovereign Pack, Coronation Road, London NW10 7QP

                                    [LOGO]
                                                                      APPENDIX 3
                                                                     Page 3 of 4
                                    CHARTEX
                               -----------------

                     ------------------------------------
                         SPEClFICATION - CONFIDENTIAL
                     ------------------------------------

- --------------------------------------------------------------------------------
Type:  Raw Material                  No:  RMS001                   Issue No:  05
- --------------------------------------------------------------------------------

Critical Features:  Appearance
- -----------------   Physical Properties
                    Freedom from holes
                    Dimensions

Major Features:     Width gain "on roll" to "free state"
- --------------      Packaging

1. Appearance:      The film is a natural slightly yellow colour (pale straw)
   ----------       and should be wound uniformly with cleanly cut edges to the rolls.

                    It should be essentially free from visible contamination, foreign matter, inclusions and holes.

                    Gel spots although inevitable are undesirable - particularly brown/black degraded particles - reference standard to be agreed.

2. Dimensions:      Roll length:   2000 metres (+ 10%): weight check
   ----------       Roll width:    "free state" start   - nominal + 2mm
                                                                  -
                                                end (core) - nominal + 5mm max.
                    Film thickness: 48 micron nominal   ) micrometer
                                    (Range 41-56)       ) dial gauge

3. Physical         3.1 Hardness                 83 + 3              ASTM D2240
                                                    -
   Properties:      3.2 Specific gravity         1.14 + 0.02         ASTM D792
                                                      -
   -----------      3.3 Tensile strength (MPa)   40.0 min            ASTM D882
                    3.4 Modulus at 100% (MPa)    4.14 min            ASTM D882
                    3.5 Elongation at Break (%)  400% min            ASTM D882

   Note:            A balance of film tensile properties is preferred (ie "with"
   ----             and "transverse" directions) consistent with the blown
                    extrusion process.


                                                        -----------------------
                                                           Page   2 of 3
- -------------------------------------------------------------------------------
Q.A. MANAGER:             MATERIALS MANAGER/            TECHNICAL DIRECTOR:
                          MANUFACTURING MANAGER
Date: [SIG 8-05-93]       Date: [SIG 1-6-93]            Date: [SIG 1-6-93]
- -------------------------------------------------------------------------------

                               [LOGO]
                                                                      Appendix 3
                                                                     Page 4 of 4
                              CHARTEX
                           -------------
                 ---------------------------------
                    SPECIFICATION - CONFIDENTIAL
                 ---------------------------------

- -------------------------------------------------------------------------------
Type:  Raw Material             No:  RMS001                       Issue No:  05
- -------------------------------------------------------------------------------

4. Packaging/labelling:  4.1  Cores: 76mm  ID - in-line slit rolls
   -------------------               152mm ID - "mother" rolls
                                     (minimum core wall thickness = 10mm)

                         4.2 Overwrap: the rolls of film must be wrapped in polythene film, palletised and adequate cushioning material utilised to avoid damage during transit and storage.

                         4.3 Labelling: each roll must have two labels, ie. inside the core and (ii) on the outside (start) of the roll with the following details:-
                                       Chartex Code Number
                                       Chartex Purchase reference
                                       Deerfield Product code
                                       Deerfield Batch number
                                       Roll number and length

5. Certification:
   -------------
                         Each discrete Batch of film must be accompanied by a certificate of conformity, detailing compliance with this specification, the source, code and individual Batch number of the raw material used.

                         Film thickness data from the continuous printout must be supplied for each Batch.

6. Samples:
   -------
                         Full width x 500mm length samples of each roll must be supplied under separate cover for each film Batch for Chartex QC Inspection.



                                                        -----------------------
                                                           Page    3 of 3
- -------------------------------------------------------------------------------
Q.A. MANAGER:            MATERIALS MANAGER/             TECHNICAL DIRECTOR:
                         MANUFACTURING MANAGER
Date: [SIG 8-05-93]      Date: [SIG 1-6-93]             Date: [SIG 1-6-93]
- -------------------------------------------------------------------------------

                                  APPENDIX 4

                       WASTE TRIM PURCHASE REQUIREMENTS
                       --------------------------------

As set forth in this Agreement, Deerfield will purchase waste trim from Chartex pursuant to the following requirements:


(i)   Trim must be from the Product(s) sold pursuant to this Agreement;


(ii)  Trim must be clean and free of any foreign matter or contamination;


(iii) Trim must be properly packaged, clearly identified and palletized;


(iv)  Shipments must be in minimum quantities of 1,000 pounds each;


(v) Chartex will notify Deerfield in advance of each shipment and advise as to quantity and available ship date. Deerfield will issue a purchase order number for the specified quantity. Trim will be shipped F.O.B., South Deerfield, Massachusetts; and

(vi) All shipments will be inspected for verification of quality and quantity of trim received. Shipments not meeting the foregoing requirements will be rejected. shipments which do not contain the quantity billed will be set aside for adjustment. Deerfield will notify Chartex of rejection or the need for adjustment within a reasonable time after receipt of shipment.





                                       15